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                                                                    EXHIBIT 23.2



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Weatherford International, Inc. for the registration of 125,941 shares of its common stock and to the incorporation by reference therein of our report dated March 29, 1999, with respect to the consolidated balance sheets of Dailey International Inc. as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1998, the eight month period ended December 31, 1997 and for each of the two years in the period ended April 30,1997, included in Weatherford International, Inc.'s Form 8-K dated May 21, 1999 and incorporated by reference in Weatherford International, Inc.'s Form 8-K dated August 31, 1999.


                                                        /s/ ERNST & YOUNG LLP


Ernst & Young LLP

Houston, Texas
March 1, 2000